      As filed with the Securities and Exchange Commission on May 11, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                              ALTRIS SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


                 CALIFORNIA                               95-3634089
      (State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization)                Identification No.)

                                -----------------

                             9339 Carroll Park Drive
                           San Diego, California 92121
                                 (858) 625-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                -----------------

                                   JOHN W. LOW
                      Chief Financial Officer and Secretary
                              ALTRIS SOFTWARE, INC.
                             9339 Carroll Park Drive
                           San Diego, California 92121
                                 (858) 625-3000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 WITH A COPY TO:
                             RUSSELL C. HANSEN, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             2029 Century Park East
                          Los Angeles, California 90067
                                 (310) 552-8500

                                -----------------

                       CALCULATION OF REGISTRATION FEE(1)

======================================================================================================
                           Amount        Proposed Maximum     Proposed Maximum            Amount
  Title of Securities      to be        Offering Price per       Aggregate           of Registration
   to be Registered     Registered (2)      Share (3)         Offering Price (3)           Fee
------------------------------------------------------------------------------------------------------
Common Stock, no
  par value              1,800,000        $.475 per share         $855,000               $213.75

======================================================================================================

(1) This Registration Statement relates to the registration of additional securities under the registrant's 1996 Stock Incentive Plan. Under the original Registration Statement (file no. 333-24383) relating to the Amended and Restated Plan, the registrant registered 625,000 shares (as well as options and other rights to acquire or purchase shares). The filing fee associated with filing the original Registration Statement was $1,018.

(2) This Registration Statement covers, in addition to the number of shares of Common Stock, no par value, stated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plan and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 7, 2001.

================================================================================

       The Exhibit Index included in this Registration Statement is at page 4.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by Altris Software, Inc. (formerly, Alpharel, Inc.) with the Securities and Exchange Commission are by this reference incorporated in and made a part of this Registration Statement:

         (a) Registration Statement No. 333-24383 on Form S-8 as filed on April 2, 1997 relating to Altris' Amended and Restated 1996 Stock Incentive Plan.


ITEM 8.           EXHIBITS.

                             EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION
--------        -----------
5.1             Opinion of Gibson, Dunn & Crutcher LLP

23.1            Consent of Independent Accountants

23.2            Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24              Power of Attorney (included on Signature Page)

-------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of May, 2001.

                                 ALTRIS SOFTWARE, INC.

                                 By:  /s/ Roger H. Erickson
                                      -----------------------------------------
                                          Roger H. Erickson
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger H. Erickson and John W. Low his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


SIGNATURE                    TITLE                                      DATE
---------                    -----                                      ----
/s/ Roger H. Erickson        Chairman and Chief Executive               May 11, 2001
                             Officer and Director (Principal
Roger H. Erickson            Executive Officer)



/s/ John W. Low              Chief Financial Officer and Secretary      May 11, 2001
                             (Principal Financial and
John W. Low                  Accounting Officer)



/s/ D. Ross Hamilton         Director                                   May 11, 2001

D. Ross Hamilton


/s/ Hilton Isaacman          Director                                   May 11, 2001

Hilton Isaacman


/s/ Johann Leitner           Director                                   May 11, 2001

Johann Leitner


/s/ Larry D. Unruh           Director                                   May 11, 2001

Larry D. Unruh


                                EXHIBIT INDEX




EXHIBIT
NUMBER          DESCRIPTION
--------        -----------
5.1             Opinion of Gibson, Dunn & Crutcher LLP

23.1            Consent of Independent Accountants

23.2            Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24              Power of Attorney (included on Signature Page)

-------------